UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2016

EMPIRE STATE REALTY TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-36105	37-1645259
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 West 33rd Street New York, New York	10120
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 687-8700

n/a

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On August 23, 2016, Empire State Realty Trust, Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with Q REIT Holding LLC (together with its permitted successors and assigns, the “Purchaser”), a Qatar Financial Centre limited liability company and a wholly owned subsidiary of the governmental authority of the State of Qatar, pursuant to which the Purchaser purchased from the Company 29,610,854 shares (the “Shares”) of the Company’s Class A common stock, par value $0.01 per share at a purchase price of $21.00 per share. The Shares represent a 9.9% fully diluted economic interest in the Company (inclusive of all outstanding common operating partnership units and long term incentive plan units of Empire State Realty OP, L.P., the Company’s operating partnership).

The Company received approximately $621.8 million in gross proceeds at the closing for the purchase and sale of the Shares the (“Closing”). The Company intends to use the net proceeds from the sale of the Shares to repay amounts outstanding from time to time under its revolving credit facility and other indebtedness, to fund future acquisitions and capital improvements, and for general corporate purposes.

The Securities Purchase Agreement contains representations, warranties, and covenants of the Company and the Purchaser that are customary in private placement transactions. The Shares were issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”).

The preceding description is qualified in its entirety by reference to the full text of the Securities Purchase Agreement, a copy of which is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Stockholders Agreement

In connection with the sale of the Shares to the Purchaser, the Company and the Purchase entered into a stockholders agreement, dated as of August 23, 2016 (the “Stockholders Agreement”), which sets forth certain rights and obligations of the Company and the Purchaser, respectively, relating to the Purchaser’s ownership of the Company’s Class A common stock.

The Stockholders Agreement provides that the Purchaser may not transfer any Shares during the six-month period following the Closing, and may not transfer more than 50% of the Shares during the period beginning on the six-month anniversary of the Closing and ending on the one-year anniversary of the Closing.

In addition, pursuant to the Stockholders Agreement, the Purchaser has agreed to limit its voting power on all matters coming before the Company’s stockholders at any meeting or by written consent to no more than 9.9% of the total number of votes entitled to be cast on such matter. Any shares of Class A common stock held by the Purchaser in excess of such 9.9% threshold will be voted in the same manner and proportion as the votes cast by all other stockholders on such matters. The Purchaser granted the Company’s Board of Directors an irrevocable proxy to vote any shares of Class A common stock it holds in excess of 9.9% of total number of votes entitled to be cast in the manner described above. The voting provisions of the Stockholders Agreement further provide that the Purchaser will vote in favor of the election of each member of any slate of director nominees recommended by the Company’s Board of Directors.

For so long as the Purchaser maintains at least a 5.0% fully diluted economic interest in the Company and remains in material compliance with the terms of the Stockholders Agreement, the Stockholders Agreement provides that the Purchaser will have the right (but not the obligation) to maintain its fully diluted economic interest in the Company by purchasing additional shares of Class A common stock from the Company when the Company or the operating partnership issues additional common equity securities from time to time. These “top up” rights are generally exercisable on a quarterly basis, or sooner if the Company or operating partnership issues new equity securities in an issuance in excess of $1.0 million.

In addition, the Stockholders Agreement provides that for an initial period of five years from the date of the Closing, to the extent the Purchaser remains in material compliance with the terms of the Stockholders Agreement, the Purchaser will have the right of first offer to co-invest with the Company as a joint venture partner in real estate investment opportunities initiated by the Company where the Company has elected, at its discretion, to seek out a joint venture partner. The right of first offer period will be extended for 30-months so long as at least one joint venture transaction is consummated by the Company and Purchaser during the initial term, and will be extended for a further 30-month term if at least one more joint venture transaction is consummated during such initial extension period.

The Stockholders Agreement further provides that, subject to certain minimum thresholds and conditions, the Company will indemnify the Purchaser for certain applicable U.S. federal and state taxes payable by the Purchaser in connection with dividends paid by the Company on the Shares (and any “top up” shares) that are attributable to capital gains from the sale or exchange of any U.S. real property interests. The Company’s obligation to indemnify the Purchaser will terminate one year following the date on which the sum of the Shares and any “top up” shares then owned by the Purchaser falls below 10% of the outstanding common shares of the Company.

The preceding description is qualified in its entirety by reference to the full text of the Stockholders Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Registration Rights Agreement

In connection with the sale of the Shares to the Purchaser, the Company and the Purchaser entered into a registration rights agreement, dated as of August 23, 2016 (the “Registration Rights Agreement”), which requires the Company to, among other things, use commercially reasonable efforts to file with the Securities and Exchange Commission within 180 days following the Closing, a resale shelf registration statement providing for the resale of the Shares. In addition, the Purchaser will be entitled to cause the Company subsequently to include in the registration statement such additional shares of Class A common stock as the Purchaser may acquire from time to time in the future, up to a 9.9% fully diluted economic interest in the Company.

The registration rights are subject to certain conditions and limitations, including restrictions on sales of shares by the holder in connection with certain public offerings, and the Company’s right to delay or withdraw a registration statement under certain circumstances. The Company will generally pay all registration expenses in connection with its obligations under the Registration Rights Agreement.

The preceding description is qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information provided in response to Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The Shares have not been registered under the Securities Act or the securities laws of any state and were offered and sold to the Purchaser in reliance upon the exemption from registration afforded by Section 4(a)(2) and Regulation D (Rule 506) under the Securities Act. The Purchaser has represented to the Company that it is an “accredited investor” as defined in Regulation D promulgated under the Securities Act and that the Shares were being acquired for its own account for investment and not with a view toward, or for resale in connection with, any public sale or distribution.

This Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 7.01.	Regulation FD Disclosure.

On August 23, 2016, the Company issued a press release announcing the sale of the Shares to the Purchaser and related transactions and agreements. A copy of the press release is furnished herewith as Exhibit 99.1.

The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing made under the Securities Act except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

1.1	Securities Purchase Agreement dated as of August 23, 2016 by and between Empire State Realty Trust, Inc. and Q REIT Holding LLC.

10.1	Stockholders Agreement dated as of August 23, 2016 by and between Empire State Realty Trust, Inc. and Q REIT Holding LLC.

10.2	Registration Rights Agreement dated as of August 23, 2016 by and between Empire State Realty Trust, Inc. and Q REIT Holding LLC.

99.1	Press Release issued on August 23, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE STATE REALTY TRUST, INC. (Registrant)

Date: August 23, 2016	By:	/s/ David A. Karp
	Name:	David A. Karp
	Title:	Executive Vice President and Chief Financial Officer

[Signature Page to 8-K]

EXHIBIT INDEX

Exhibit No.	Description

1.1	Securities Purchase Agreement dated as of August 23, 2016 by and between Empire State Realty Trust, Inc. and Q REIT Holding LLC.

10.1	Stockholders Agreement dated as of August 23, 2016 by and between Empire State Realty Trust, Inc. and Q REIT Holding LLC.

10.2	Registration Rights Agreement dated as of August 23, 2016 by and between Empire State Realty Trust, Inc. and Q REIT Holding LLC.

99.1	Press Release issued on August 23, 2016.